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                                                                      Exhibit 11
                    THE LIBERTY CORPORATION AND SUBSIDIARIES
                  CONSOLIDATED EARNINGS PER SHARE COMPUTATION

                                                                 Three Months Ended                     Nine Months Ended
                                                                    September 30,                         September 30,
                                                          -------------------------------        -----------------------------
                                                              1995                1994               1995              1994
                                                          -----------         -----------        -----------       -----------
                                                                                       (Unaudited)
            PRIMARY SHARES
            Common shares outstanding - end of period      20,025,013          19,815,600         20,025,013        19,815,600

            Weighted average common shares outstanding     19,999,651          19,803,157         19,922,201        19,686,447

            Weighted average common stock options
              outstanding                                     140,654              93,042            106,785            91,560

            Preferred stock considered a common stock
              equivalent                                      599,985                 ---            468,877               ---
                                                          -----------         -----------        -----------       -----------

            Total primary shares                           20,740,290          19,896,199         20,497,863        19,778,007
                                                          ===========         ===========        ===========       ===========
            FULLY DILUTED SHARES

            Weighted average common shares outstanding
                                                           19,999,651          19,803,157         19,222,201        19,686,447

            Weighted average common stock options
              outstanding                                     170,159              93,042            125,405            94,879

            Preferred stock considered a common stock
              equivalent                                      599,985                 ---            468,877               ---

            Assumed conversion of redeemable preferred
              stock not considered a common stock
              equivalent                                    1,264,692           1,266,521          1,265,516           924,282
                                                          -----------         -----------        -----------       -----------
            Total fully diluted shares                     22,034,487          21,162,720         21,781,999        20,705,608
                                                          ===========         ===========        ===========       ===========

             NET INCOME                                   $15,218,000          12,902,000        $41,161,000       $38,075,000
                                                          ===========         ===========        ===========       ===========

            PREFERRED STOCK DIVIDENDS ON REDEEMABLE
             PREFERRED STOCK
            Dividends                                     $   665,000         $   665,000        $ 1,995,000       $ 1,452,000
                                                          ===========         ===========        ===========       ===========

            Primary earnings per share (net income
              minus preferred dividends divided by total
              primary shares)                             $       .70         $      0.62        $      1.91       $      1.85
                                                          ===========         ===========        ===========       ===========

            Fully diluted earnings per share (net
              income divided by total fully
              diluted shares)                             $       .69         $      0.61        $      1.89       $      1.84
                                                          ===========         ===========        ===========       ===========




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